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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 August 22, 2000
                        (Date of earliest event reported)

                          FIRST MANITOWOC BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-25983


WISCONSIN                                                   39-1435359
(State or other jurisdiction                                (I.R.S. Employer
of incorporation)                                           Identification No.)


402 NORTH 8TH STREET
MANITOWOC, WISCONSIN                                        54221
(Address of principal executive offices)                    (Zip Code)




                                  (920)684-6611
              (Registrant's telephone number, including area code)




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ITEM 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

              On August 22, 2000, the Board of Directors of the Registrant determined not to retain KPMG LLP, to audit the Registrant's financial statements for the year ending December 31, 2000. The decision was recommended by the Audit Committee of the Board of Directors and unanimously approved by the Board. The firm of Wipfli Ulrich, LLP, Wausau, Wisconsin, has been engaged to perform an audit of the Registrant's financial statements for the fiscal year ending December 31, 2000 and to provide other accounting services. The reason for the decision was solely the Registrant's desire to retain a firm which would be more cost effective for a bank holding company of Registrant's size.

         KPMG LLP's report on Registrant's financial statements for the year ended December 31, 1999, and prior thereto, did not contain any adverse opinion nor disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principals.

         During the Registrant's two most recent fiscal years, and for the interim periods following December 31, 1999, there have been no disagreements with KPMG LLP on any matter of accounting principals or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make a reference to the subject matter of the disagreements in connection with its reports.

         Registrant has provided KPMG LLP with a copy of this disclosure and has requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of KPMG LLP's letter to the Securities and Exchange Commission is forwarded as Exhibit 16.1 to this report on Form 8-K.


















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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      Exhibit 16.1 - Letter regarding change in certifying accounts from KPMG, LLP.









































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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                FIRST MANITOWOC BANCORP, INC.



Date: September 1, 2000         By:   /s/ Thomas J. Bare
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                                      Thomas J. Bare, President

































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